SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[  ]      Preliminary Proxy Statement
[  ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]       Definitive Proxy Statement
[  ]      Definitive Additional Materials
[  ]      Soliciting Material Pursuant to Section 240.14a-11(c)
          or Section 240.14a-12

                  SBC Communications Inc.
        (Name of Registrant as Specified In Its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-
        6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ]    $500 per each party to the controversy pursuant to
        Exchange Act Rule 14a-6(i)(3).
[  ]    Fee computed on table below per Exchange Act Rules 14a-
        6(i)(4) and 0-11.

  (1)Title of each class of securities to which transaction applies:


  (2)Aggregate number of securities to which transaction applies:


  (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):


  (4)Proposed maximum aggregate value of transaction:


  (5) Total fee paid:


[X]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)Amount Previously Paid:


  (2)Form, Schedule or Registration Statement No.:


  (3)Filing Party:


  (4)Date Filed:









(SBC LOGO)                              Notice of 1996
                                        Annual Meeting
                                        and Proxy Statement



































                                              SBC Communications Inc.








NOTICE OF ANNUAL MEETING OF SHAREOWNERS

TO BE HELD ON APRIL 26, 1996

TO THE HOLDERS OF COMMON STOCK OF SBC COMMUNICATIONS INC.:

The 1996 Annual Meeting of Shareowners of SBC Communications Inc.
("SBC" or the "Company"), a Delaware corporation, will be held at 9:00 a.m. on Friday, April 26, 1996, at the Alzafar Shrine
Temple, 901 North Loop 1604 West, San Antonio, Texas. The purposes of the meeting are to:

1.Elect four Directors to serve three-year terms;

2.Ratify the appointment of Ernst & Young LLP as independent auditors of SBC for 1996;


3.Approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock;


4.Approve the SBC Communications Inc. 1996 Stock and Incentive
  Plan; and

5.Act upon such other matters as may properly come before the meeting.

Holders of SBC Common Stock of record at the close of business on February 27, 1996, are entitled to vote at the meeting and any adjournment of the meeting. A list of these shareowners will be available for inspection during business hours from April 11 through April 25, 1996, at 175 E. Houston, San Antonio, Texas, and will also be available at the Annual Meeting.

By Order of the Board of Directors
/s/ Judith M. Sahm

Judith M. Sahm
Vice President and Secretary


March 12, 1996


IMPORTANT NOTICE

IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME, AND SHAREOWNERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.


PROXY STATEMENT

SBC COMMUNICATIONS INC.
175 E. HOUSTON
SAN ANTONIO, TEXAS  78205

Annual Meeting of Shareowners

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SBC Communications Inc. for use at the 1996 Annual Meeting of Shareowners of SBC. The meeting will be held at 9:00 a.m. on Friday, April 26, 1996, at the Alzafar Shrine Temple, 901 North Loop 1604 West, San Antonio, Texas. The purposes of the meeting are set forth in the Notice of Annual Meeting of Shareowners. This Proxy Statement and the accompanying proxy card are being mailed beginning March 12, 1996, to shareowners of record of SBC's common stock ("Common Stock") at the close of business on February 27, 1996. Each share entitles the registered holder to one vote. As of January 31, 1996, there were 609,087,310 shares of Common Stock outstanding.

All shares represented by proxies will be voted by the individuals designated on the enclosed proxy card, all of whom are members of the Directors' Proxy Committee, in accordance with the shareowners' directions. If the proxy card is signed and returned without specific directions with respect to the matters to be acted upon, the shares will be voted in accordance with the recommendations of the Board of Directors described below, except for shares held under certain employee benefit plans, as described below. Any shareowner giving a proxy may revoke it at any time before such proxy is voted at the meeting by giving written notice of revocation to SBC's Vice President and Secretary, by submitting a later-dated proxy or by attending the meeting and voting in person. The Chairman of the Board and Chief Executive Officer will announce the closing of the polls during the Annual Meeting. All proxies must be received prior to the closing of the polls in order to be counted.

A shareowner may designate a person or persons to act as the shareowner's proxy other than those persons designated on the proxy card. The shareowner may do so by striking out the name or names appearing on the enclosed proxy card, inserting the name or names of another person or persons, and delivering the signed card to such person or persons. The person(s) designated by the shareowner must present the signed proxy card at the meeting in order for the shares to be voted.


If a shareowner is a participant in SBC's Dividend Reinvestment Plan, the proxy card will represent the number of full shares held in the Dividend Reinvestment account together with any shares registered in the participant's name. If a shareowner is a participant in any of the following SBC employee benefit plans: the PAYSOP, the Savings Plan ("SP"), or the Savings and Security Plan ("SSP"), then the proxy will also serve as a voting instruction for the trustees of those plans for all accounts registered in the same name. If proxy cards representing shares in the SP and SSP are not received, those shares will be voted in the same proportion as the shares for which signed cards are returned by other participants. Shares in the PAYSOP, however, cannot be voted unless the card is signed and returned.

The cost of soliciting proxies will be borne by SBC. Officers, agents and employees of SBC and its subsidiaries and other solicitors retained by SBC may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of SBC. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. SBC has retained Georgeson & Company, Inc., to aid in the solicitation of proxies, at a fee of $19,000, plus expenses.


Shareowners representing 40 percent of the Common Stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. A list of eligible voters will be available at the Annual Meeting. The following proposals are expected to be submitted to the shareowners at the 1996 Annual Meeting: the election of Directors; the ratification of the appointment of Ernst & Young LLP as independent auditors of SBC; the approval of an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock; and the approval of the SBC Communications Inc. 1996 Stock and Incentive Plan.


YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING. HIGHLIGHTS OF THE MEETING WILL BE INCLUDED IN THE SECOND QUARTER REPORT TO SHAREOWNERS, WHICH WILL BE MAILED IN AUGUST 1996.

If you plan to attend the meeting in person, please bring the admission ticket (which is attached to the proxy voting card) to the Annual Meeting. Shareowners who do not have admission tickets will be admitted upon presentation of identification at the door. Anyone requiring special services for the hearing impaired or physically disabled should contact Financial Communications at 210-351-2163 in advance of the meeting to arrange for these services.


Board of Directors


The Board of Directors is responsible for the management and direction of SBC and for establishing broad corporate policies. Regular meetings of the Board of Directors are held each month except February, May, August and October. The Board held eight meetings in 1995. In addition, members of the Board of Directors are kept informed of SBC's business by various reports and documents given to them regularly, as well as by operating and financial reports presented by the Chairman of the Board and Chief Executive Officer and other officers at meetings of the Board of Directors and committees of the Board. All of the Directors of the Company attended at least 75 percent of the aggregate number of meetings of the Board and committees on which each served, except for Mr. Barnes who, because of a scheduling conflict, missed satisfying 75 percent attendance by one meeting.


Board Committees

From time to time, the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established six standing committees of Directors, the principal responsibilities of which are described below. The biographical information included later in this Proxy Statement identifies committee memberships held by each Director.

THE AUDIT COMMITTEE met three times in 1995. It consists of seven non-employee Directors. The Audit Committee recommends to the Board the appointment of a firm to serve as independent auditors, subject to ratification by the shareowners at the Annual Meeting. The independent auditing firm examines the accounting records of SBC and its subsidiaries for the coming year. The Audit Committee periodically reviews the adequacy and effectiveness of SBC's internal system of accounting controls and financial reporting procedures with representatives of the independent auditors and with the corporate internal auditors. The Audit Committee also examines the results of the annual audit of the financial statements and the recommendations of the independent auditors pertaining to accounting practices, policies and procedures followed by SBC.

THE CORPORATE DEVELOPMENT COMMITTEE met two times in 1995. It consists of five non-employee Directors and one employee Director. The purpose of the Corporate Development Committee is to examine proposed acquisitions and similar new ventures and to advise management with regard to the expansion or disposition of SBC's businesses through mergers, acquisitions, sales and similar transactions.



THE CORPORATE PUBLIC POLICY AND ENVIRONMENTAL AFFAIRS COMMITTEE met four times in 1995. It consists of six non-employee Directors. The Corporate Public Policy and Environmental Affairs Committee examines corporate policy and provides guidance and perspective to SBC management on major public issues, including corporate governance, legislative and environmental matters and SBC's compliance program.

THE EXECUTIVE COMMITTEE did not meet in 1995. It consists of four non-employee Directors and one employee Director. The Executive Committee's primary function is to assist the Board of Directors by acting upon matters when the Board is not in session. The Committee has the full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of Common Stock.

THE FINANCE/PENSION COMMITTEE met four times in 1995. It consists of five non-employee Directors and one employee
Director. This Committee is responsible for making recommendations to the Board of Directors with respect to investment policy, dividends, methods of financing the operations of SBC and its subsidiaries and overseeing the investments of SBC's employee benefit plans.

THE HUMAN RESOURCES COMMITTEE met five times in 1995. It consists of four non-employee Directors. The Human Resources Committee oversees the management of human resources activities of SBC, including senior management compensation and the design of employee benefit plans. The Committee reviews and makes recommendations to the Board with respect to compensation of Directors. The Committee also advises the Board with respect to the nomination of members to the Board of Directors to be elected at the Annual Meeting or to be appointed by the Board to fill vacancies that may occur during the period between Annual Meetings.

In recommending Board candidates, this Committee seeks individuals of proven judgment and competence who are outstanding in their chosen fields, and it considers factors such as anticipated participation in Board activities, education, geographic location and special talents or personal attributes. Shareowners who wish to suggest qualified candidates should write to the Vice President and Secretary, SBC Communications Inc.,
175 E. Houston Street, Room 1140, San Antonio, Texas 78205, stating in detail the qualifications of such persons for consideration by the Committee.



Members of the Board of Directors

Under SBC's Bylaws, the Board of Directors has the authority to determine the size of the Board, not to exceed 21 Directors, and to fill vacancies. The Board of Directors of SBC presently consists of 15 members, one of whom is an SBC executive officer. There are no vacancies on the Board.

SBC's Bylaws provide for a classified Board of Directors under which there are three classes of Directors, all of which are as equal in number as possible. The class to which each Director has been assigned is designated as Group A, Group B or Group C. The term of office of Group C Directors will expire at the 1996 Annual Meeting, Group A at the 1997 Annual Meeting, and Group B at the 1998 Annual Meeting. The SBC Board intends to nominate at the 1996 Annual Meeting the four persons listed as nominees for Group C, all of whom are incumbent Directors, for election to three-year terms of office expiring at the 1999 Annual Meeting.

Dr. Sybil C. Mobley, a Group C Director and a member of the Audit Committee and the Corporate Public Policy and Environmental Affairs Committee, will retire with the expiration of her term on April 26, 1996. To take into account the retirement of Dr. Mobley from the Board, the Board voted to reduce its size to 14 Directors, effective immediately preceding the 1996 Annual Meeting. Accordingly, only four Directors will be elected at the Annual Meeting.

Biographical information about the Directors is provided on pages 6-8. Except as otherwise noted, Directors who are shown as officers or partners of other corporations, institutions or firms have held the positions indicated, or have been officers of the organizations indicated, for more than the last five years.

Directors' ownership of Common Stock is shown on the table on page 10.

(Black and white photographs of each individual director are placed to the left of the biographical information in the printed document.)


DIRECTORS TO BE ELECTED AT THE 1996 ANNUAL MEETING
(GROUP C)


JAMES E. BARNES, age 62, is Chairman of the Board, President and Chief Executive Officer of MAPCO Inc., Tulsa, Oklahoma, and has served in this capacity since September 1995. He was Chairman of the Board and Chief Executive Officer since December 1991 and Chairman of the Board, President and Chief Executive Officer from May 1986 to December 1991. Mr. Barnes has been a Director of SBC since November 1990. Mr. Barnes is a Director of BOK Financial Corporation; Kansas City Southern Industries, Inc.; and MAPCO Inc. He is a member of the Audit Committee and the Corporate Development Committee.


HASKELL M. MONROE, JR., age 64, is Professor of History at The University of Missouri-Columbia, Columbia, Missouri, and began service as a senior University Administrator and Faculty Member in July 1980 as President of The University of Texas at El Paso. Dr. Monroe was also Chancellor at The University of Missouri-Columbia, Columbia, Missouri, from July 1987 through December 1991. He has been a Director of SBC since October 1983. Dr. Monroe served as a Director of Southwestern Bell Telephone Company from 1982 to 1983. He is the Chairman of the Corporate Public Policy and Environmental Affairs Committee and a member of the Finance/Pension Committee.

PATRICIA P. UPTON, age 57, is President and Chief Executive
Officer of Aromatique, Inc., Heber Springs, Arkansas. Mrs. Upton has been a Director of SBC since June 1993. She is a member of the Audit Committee and the Corporate Public Policy and
Environmental Affairs Committee.

EDWARD E. WHITACRE, JR., age 54, is Chairman of the Board and Chief Executive Officer of SBC and has served in this capacity since January 1990. Mr. Whitacre has been a Director of SBC since October 1986. He is a Director of Anheuser-Busch Companies, Inc.; Burlington Northern Santa Fe Corporation; Emerson Electric Co.; and The May Department Stores Company. He is the Chairman of the Executive Committee and a member of the Corporate Development Committee and the Finance/Pension Committee.


DIRECTORS SERVING UNTIL THE 1997 ANNUAL MEETING
(GROUP A)

CLARENCE C. BARKSDALE, age 63, is Vice Chairman, Board of Trustees, Washington University, St. Louis, Missouri, and has served in this capacity since July 1989. Mr. Barksdale was Chairman of the Board and Chief Executive Officer of Centerre Bancorporation from 1978 to 1988 and Chairman of the Board of Centerre Bank N.A. from February 1985 through December 1988.
Mr. Barksdale was Vice Chairman of Boatmen's Bancshares, Inc., from January through June 1989. He has been a Director of SBC since October 1983. Mr. Barksdale served as a Director of Southwestern Bell Telephone Company from 1982 to 1983. He is a member of the Audit Committee and the Corporate Public Policy and Environmental Affairs Committee.

RUBEN R. CARDENAS, age 65, is a Partner in the law firm of Cardenas, Whitis & Stephen, L.L.P., McAllen, Texas. Mr. Cardenas has been a Director of SBC since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1975 to 1983. Mr. Cardenas is a Director of Cullen/Frost Bankers, Inc. He is the Chairman of the Audit Committee and a member of the Corporate Public Policy and Environmental Affairs Committee.

MARTIN K. EBY, JR., age 61, is Chairman of the Board and Chief Executive Officer and President of The Eby Corporation, Wichita, Kansas. Mr. Eby has been a Director of SBC since June 1992. He is a Director of Intrust Bank, N.A. and Intrust Financial Corporation. He is a member of the Audit Committee and the Corporate Development Committee.

CHARLES F. KNIGHT, age 60, is Chairman, President and Chief Executive Officer of Emerson Electric Co., St. Louis, Missouri. Mr. Knight has been a Director of SBC since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1974 to 1983. Mr. Knight is a Director of Anheuser-Busch Companies, Inc.; The British Petroleum Company p.l.c., London, England; Emerson Electric Co.; and International Business Machines Corporation. He is the Chairman of the Corporate Development Committee and a member of the Executive Committee and the Finance/Pension Committee.

CARLOS SLIM HELU, age 56, is Chairman of the Board of Grupo Carso, S.A. de C.V., Mexico, and since January 1991 has been Chairman of the Board of Telefonos de Mexico, S.A. de C.V., Mexico. Ing. Slim has been a Director of SBC since
September 1993. He is a Director of Telefonos de Mexico, S.A. de C.V. He is a member of the Corporate Public Policy and Environmental Affairs Committee and the Finance/Pension Committee.

DIRECTORS SERVING UNTIL THE 1998 ANNUAL MEETING
(GROUP B)

JACK S. BLANTON, age 68, is Chairman, Houston Endowment, Inc., and has served in this capacity since December 1990, and is President and Chief Executive Officer of Eddy Refining Company, Houston, Texas. Mr. Blanton was Chairman of the Board and Chief Executive Officer of Scurlock Oil Company, a wholly owned subsidiary of Ashland, Inc., from 1983 to 1988. Mr. Blanton has been a Director of SBC since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1977 to 1983. Mr. Blanton is a Director of Ashland, Inc.; Baker Hughes Incorporated; Burlington Northern Santa Fe Corporation; and Pogo Producing Company. He is the Chairman of the Human Resources Committee and a member of the Executive Committee.

AUGUST A. BUSCH III, age 58, is Chairman of the Board and President of Anheuser-Busch Companies, Inc., St. Louis, Missouri. Mr. Busch has been a Director of SBC since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1980 to 1983. Mr. Busch is a Director of Anheuser-Busch Companies, Inc.; Emerson Electric Co.; and General American Life Insurance Company; and an Advisory Member of the Boards of Directors of Grupo Modelo, S.A. de C.V., and Diblo, S.A. de C.V. He is a member of the Corporate Development Committee, the Executive Committee and the Human Resources Committee.

TOM C. FROST, age 68, is Senior Chairman of the Board and Chief Executive Officer of Cullen/Frost Bankers, Inc., San Antonio, Texas. Mr. Frost has been a Director of SBC since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1974 to 1983. Mr. Frost is a Director of Cullen/Frost Bankers, Inc. He is the Chairman of the Finance/Pension Committee and a member of the Corporate Development Committee and the Executive Committee.

JESS T. HAY, age 65, is Chairman of the Texas Foundation for Higher Education, Dallas, Texas, and has served in this capacity since February 1987. Mr. Hay was Chairman and Chief Executive Officer of Lomas Financial Group from 1969 until his retirement in December 1994. Mr. Hay has been a Director of SBC since April 1986. He is a Director of The Dial Corp; Exxon Corporation; and Trinity Industries, Inc. He is a member of the Audit Committee and the Human Resources Committee.

BOBBY R. INMAN, age 64, Admiral, United States Navy, Retired. Admiral Inman was Chairman and Chief Executive Officer of Westmark Systems, Inc., Austin, Texas, from January 1987 through December 1989. Admiral Inman served as Vice Admiral, United States Navy, and Director, National Security Agency, from 1977 to 1981, and as Admiral, United States Navy, and Deputy Director, Central Intelligence Agency, from 1981 to 1982. He has been a Director of SBC since March 1985. Admiral Inman is a Director of Fluor Corporation; Science Applications International Corporation; Temple-Inland Inc.; and Xerox Corporation. He is a member of the Finance/Pension Committee and the Human Resources Committee.


Compensation of Directors

Directors who are also employees of SBC or its subsidiaries receive no cash compensation for serving as Directors or as members of Board committees. Directors who are not employees of SBC or its subsidiaries receive a $35,000 annual retainer, $1,500 for each Board meeting attended and $1,200 for each committee meeting attended. Excluding employee Directors, the chairman of each committee receives an additional annual retainer of $5,000. Directors may elect to defer the receipt of all or part of these fees and retainers and earn a variable rate of interest, adjusted quarterly, equal to the average rate paid on commercial paper issued by SBC and its subsidiaries.

SBC provides each non-employee Director with travel accident insurance while the Director is on SBC business, along with $100,000 of group life insurance. The total premiums during 1995 for these policies were $800 for the travel accident insurance and $7,020 for the group life insurance. Directors also received certain telecommunications services and equipment from subsidiaries of SBC or were reimbursed for such services and equipment provided by other companies. The value of telecommunications services and equipment received, or for which reimbursement was provided, together with amounts necessary to offset the Directors' federal tax liabilities, computed at maximum marginal rates, including tax surcharges, resulting from such services and benefits, averaged $8,154 per non-employee Director in 1995. Employee Directors receive similar services and equipment in connection with their service as officers of SBC.

Non-employee Directors may receive pension payments for life following their retirement from the Board. A non-employee Director must have served on the Board for five years prior to retirement to be eligible to receive payment. Eligible non-employee Directors will receive, in quarterly installments, annual amounts equal to 10 percent of the annual retainer (exclusive of Board and committee meeting fees) in effect at the time of termination of Board service, multiplied by the number of years of service, not to exceed 10 years. If a participant dies prior to the expiration of 10 years from his or her date of retirement, his or her beneficiary will be entitled to receive the payments for the remainder of the 10-year period. If an eligible non-employee Director dies while still serving on the Board, a pre-retirement death benefit will be paid as though the individual had retired on the date of death.

Each non-employee Director receives 1,000 shares of restricted stock of SBC upon joining the Board, together with amounts necessary to offset the Director's Federal tax liabilities resulting from the grant, computed at maximum marginal rates, including tax surcharges. All shares of stock will be restricted from sale for a period of five years from grant or until the recipient ceases being a Director, whichever occurs first.

COMMON STOCK OWNERSHIP OF DIRECTORS AND OFFICERS


The following table sets forth the beneficial ownership of Common Stock as of December 31, 1995, held by each Director and each officer named in the Compensation Charts on pages 24-29. As of that date, each Director and officer listed below, and all Directors and executive officers as a group, owned less than one percent of the outstanding Common Stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.



                     Total                             Total
                    Beneficial                         Beneficial
                    Ownership                          Ownership
Name of Beneficial  (including   Name of Beneficial    (including
Owner                options      Owner                options)
                     (1)(2)                            (1)(2)


Clarence C.           3,000      Sybil C. Mobley         1,738
Barksdale

James E. Barnes       3,000      Haskell M. Monroe, Jr.  5,535

Jack S. Blanton(3)   51,000      Carlos Slim Helu        1,000

August A. Busch III   9,170      Patricia P. Upton       1,658

Ruben R. Cardenas     8,553      Edward E. Whitacre, Jr. 795,630

Martin K. Eby, Jr.   10,000      Royce S. Caldwell      129,566

Tom C. Frost          5,164      William E. Dreyer      126,779

Jess T. Hay          10,000      James D. Ellis         144,693

Bobby R. Inman        1,600      Charles E. Foster      153,985

Charles F. Knight     7,000      All executive
                                 officers and
                                 Directors as a group   1,771,103
                                 (consisting of 23
                                 persons, including
                                 those named above)



(1) This column includes presently exercisable stock options and stock options which will become exercisable within 60 days of the date of this table. Messrs. Whitacre, Caldwell, Dreyer, Ellis, Foster and all executive officers and Directors as a group hold 531,444; 99,060; 93,503; 97,388; 121,038; and 1,176,014 of such options, respectively.



(2) Included in "Total Beneficial Ownership" are restricted shares held by non-employee Directors, each of whom has sole voting power but no investment power until the lapse of the restrictions. Also included are shares held in an employee benefit plan for Messrs. Whitacre, Caldwell, Dreyer, Ellis and Foster, who have sole voting power but no investment power with respect to 577; 195; 54; 605; and 672 shares, respectively. In addition, Messrs. Barnes, Blanton, Busch, Frost, Monroe, Whitacre, Caldwell, Dreyer, Ellis and Foster share voting and investment power with other persons with respect to 2,000; 35,000; 5,044; 88; 4,490; 15,834; 8,122; 6,514; 5,870; and 16,610
   shares, respectively.


(3) Of the reported shares, Mr. Blanton disclaims beneficial ownership of 15,000 shares which are held by Mr. Blanton as trustee for the benefit of family members.


VOTING


Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. Except as otherwise noted below, all matters submitted at the Annual Meeting shall be determined by a majority of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees as Directors, by proxies that are marked "abstain" on other proposals, and by proxies that are marked to deny discretionary authority on other matters will not be counted in determining whether a majority vote was obtained in such matters. If no directions are given and the signed card is returned, the members of the Director's Proxy Committee will vote the shares for the election of all listed nominees, in accordance with the Directors' recommendations on the other subjects listed on the proxy card, and at their discretion on any other matter that may properly come before the meeting. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.



As described more fully later in this Proxy Statement, the Board of Directors will submit to the shareowners at the 1996 Annual Meeting a proposal to amend SBC's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. Under Delaware law, in order for a proposal to amend the Restated Certificate of Incorporation to pass, a majority of the outstanding shares of Common Stock entitled to vote on the proposal must approve the amendment. In this instance, abstentions and broker non-votes will have the same effect as a vote against the proposal.



ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The following Group C Directors have been nominated by the Board of Directors on the recommendation of the Human Resources
Committee for election to three-year terms of office that will expire at the 1999 Annual Meeting:

        James E. Barnes         Patricia P. Upton
        Haskell M. Monroe, Jr.  Edward E. Whitacre, Jr.

Shares represented by the accompanying form of proxy will be voted for the election of the nominees unless other instructions are shown on the proxy card. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES
LISTED IN GROUP C ABOVE.


RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 2 on Proxy Card)

Subject to shareowner ratification, the Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to serve as independent auditors of SBC for the fiscal year ending December 31, 1996. This firm has audited the accounts of SBC since 1983 and the accounts of Southwestern Bell Telephone Company for many years. If shareowners do not ratify this appointment, the Board will consider other independent auditors. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.



AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


(Item 3 on Proxy Card)


Your Board of Directors proposes and recommends the adoption of an amendment to SBC's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1.1 billion shares to 2.2 billion shares. No increase is proposed in the number of preferred shares that are currently authorized.


The first paragraph of Article Five of the Restated Certificate of Incorporation would be amended to read as follows:

                          ARTICLE FIVE

       The aggregate number of shares which the corporation is authorized to issue is 2,210,000,000 shares, consisting of 2,200,000,000 common shares having a par value of $1 per share and 10,000,000 preferred shares having a par value of $1 per share.


At the time of your Company's divestiture from AT&T Corp. in 1984, your Company had approximately 97 million shares of Common Stock outstanding, out of an authorized 350 million shares. In 1987, SBC declared a 3-for-1 stock split (all SBC stock splits have been effected in the form of a stock dividend). Following that stock split, shareowners approved raising the number of authorized common shares from 350 million to 1,100 million shares in 1988. Then, in 1993, the Company declared a 2-for-1 stock split. Since that time, the number of shares of SBC's outstanding Common Stock has risen to approximately 609 million shares, out of the 1,100 million shares authorized, as of the date of this proxy statement.



In order to have a sufficient number of shares of Common Stock available for issuance in connection with subsequent stock splits, acquisitions, financings, employee benefit plans and other proper corporate purposes, your Directors recommend increasing the number of authorized shares. Although the Company has no specific plans at this time for the use of the additional Common Stock, having such additional authorized shares available for issuance in the future would give the Company greater flexibility and would allow such shares to be issued without the expense and delay of a special shareowners' meeting. The additional Common Stock would be identical to the Common Stock the Company now has authorized. Holders of these shares do not have preemptive rights to subscribe to additional securities which may be issued by the Company.



YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF
ARTICLE FIVE OF SBC'S RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.





APPROVAL OF THE 1996 STOCK AND INCENTIVE PLAN

(Item 4 on Proxy Card)

Your Board of Directors has unanimously adopted the SBC
Communications Inc. 1996 Stock and Incentive Plan (the "Incentive
Plan") and recommends approval of the plan to our shareowners at the Annual Meeting.

This Incentive Plan is designed to replace three forms of incentive compensation previously approved by our shareowners with the following:


-    Performance shares - previously issued under the Senior
     Management Long Term Incentive Plan, which is now expiring;


- Performance units - previously issued as annual bonuses through the Key Executive Officer Short Term Incentive Plan
     (your Directors intend to terminate this plan upon approval of the Incentive Plan); and

- Stock options - which have been and are issued through the 1992 Stock Option Plan, which has insufficient shares available to meet the needs of the Company beyond 1996.

In addition to replacing these three forms of incentive compensation, the new Incentive Plan provides a restricted stock feature.

As with the programs it replaces, this plan reflects the principles that underlie SBC's compensation policies:

- Incentive compensation should be "at risk" and tied to the achievement of performance objectives.

-    Compensation policies should encourage ownership of SBC's
     Common Stock by executives.

The terms of the Incentive Plan are summarized below. In addition, the full text of the Incentive Plan is set forth in the Appendix to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Incentive Plan.

Summary of the Incentive Plan


Performance Awards These types of incentives were previously authorized by the Senior Management Long Term Incentive Plan and the Key Executive Officer Short Term Incentive Plan and retain most of their key features. The Incentive Plan will allow a committee of your Directors (the "Plan Committee") to continue to issue "performance shares" and "performance units." These are contingent incentive awards which are converted into stock and/or cash and paid out to the participant only if specific performance goals are achieved over performance periods of not less than one year. If the performance goals are not achieved, the awards are forfeited or reduced. Performance shares are each equivalent in value to a share of Common Stock (payable in cash and/or stock), while performance units are a fixed cash award. In any calendar year, no participant may receive performance shares having a potential target payout in shares exceeding two-thirds of 1 percent of the shares approved for issuance under the plan. Similarly, no participant may receive performance units having a potential target payout in cash exceeding an amount equivalent to two-thirds of 1 percent of the approved shares. Unless limited by the Plan Committee, participants may receive dividend equivalents on performance shares.



Performance Goals The performance goals set by the Plan Committee shall include payout tables, formulas or other standards to be used in determining the extent to which the performance goals are met, and, if met, the number of performance shares and/or performance units which would be converted into stock and/or cash (or the rate of such conversion) and distributed to participants. The performance goals may include any of the following criteria or any combination thereof:


     (1) Financial performance of the Company (on a consolidated basis), of one or more of its subsidiaries, and/or a division of any of the foregoing. Such financial performance may be based on net income and/or value added
     (after-tax cash operating profit less depreciation and less a capital charge).

     (2) Service performance of the Company (on a consolidated basis), of one or more of its subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality.


     (3) The Company's stock price, return on shareowners' equity, total shareowner return (stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per share.


     (4) With respect to the Company (on a consolidated basis), to one or more of its subsidiaries, and/or to a division of any of the foregoing: sales; costs; market share of a product or service; return on net assets; return on assets; return on capital; profit margin; and/or operating revenues, expenses or earnings.

The Incentive Plan also contains adjustments for unusual events, including, for example, natural disasters, extraordinary items and changes in accounting rules, that could affect performance results.


Stock Options Your Directors intend to continue to issue options with respect to shares available for issuance under the 1992 Stock Option Plan and do not expect to begin issuing options under the Incentive Plan until after 1996. As with the 1992 Stock Option Plan, options may be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or non-qualified options. The Plan Committee shall determine the number of shares subject to options and all other terms and conditions of the options. In no event, however, may the exercise price of a stock option be less than 100 percent of the fair market value of the Company's Common Stock on the date of the stock option's grant, nor may any option have a term of more than 10 years. Unless the Plan Committee provides for a later vesting period, option grants shall vest in equal yearly increments over a 3 year period, subject to acceleration in certain circumstances. During any calendar year, no single employee may receive options on shares representing more than 2 percent of the shares authorized for issuance under the plan.



If the Plan Committee determines that an option recipient is engaging in competitive activity with the Company or its subsidiaries, the Plan Committee may cancel any option granted to the recipient.



Restricted Stock The Incentive Plan adds restricted stock to the incentives available to the Plan Committee. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Plan Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. In order to qualify a restricted stock grant under Section 162(m) of the Code, the Plan Committee may condition vesting of the award on the attainment of performance goals, using the same performance criteria as that used for performance shares and units. No restriction may be for a period of less than 3 years; provided, however, the Plan Committee may accelerate the vesting of any such award. No more than 10 percent of the shares authorized for issuance under the Incentive Plan may be used for restrictive stock grants, and no manager may receive in any calendar year more than one-third of 1 percent of the shares authorized to be issued under the Incentive Plan.


Deferrals Participants may elect to defer receipt of their performance share or unit payouts under the Incentive Plan. Deferred cash amounts earn interest at a rate determined by the Company from time to time, which for 1996 would be 7.6 percent. Deferred stock distributions have dividend equivalents reinvested in additional amounts of deferred stock.


Eligibility for Participation All management employees of the Company or its majority owned subsidiaries, representing approximately 16,000 managers, are eligible to be selected to participate in the Incentive Plan. Actual selection of any eligible manager to participate in the Incentive Plan is within the sole discretion of the Plan Committee.



Available Shares The Incentive Plan authorizes the Plan Committee to issue, over a fifteen year period, awards providing for the issuance of up to thirty million shares of Common Stock to participants under the plan. During the first year of the Incentive Plan, incentive awards may be issued only with respect to no more than 10 percent of the shares of Common Stock authorized to be issued under the plan. No more than 40 percent of the shares authorized for issuance under the Incentive Plan may be issued to participants as a result of performance share awards or restricted stock awards.


After December 31, 2010, no awards may be issued, other than options which replace the remaining terms of existing options.


New Incentive Plan Benefits To date, the Plan Committee has only issued performance shares and units under the Incentive Plan, subject to shareowner approval. These performance awards will be paid to the recipients only upon the achievement of performance goals established for performance periods within each of the performance cycles. If the performance goals are not met, the award will be reduced or eliminated. Performance shares previously issued under the Incentive Plan are noted below. The dollar value of these awards is not determinable until the end of the performance period. The Plan Committee may, at its discretion, reduce any award prior to payment.




                            1996-     1996-
                             1997      1998
Name                        Cycle     Cycle

Edward E. Whitacre, Jr.     21,453    19,698

Royce  S. Caldwell          3,729     9,586

William E. Dreyer           4,326     5,294

James D. Ellis              2,751     5,049

Charles E. Foster           1,622     5,675

All other executive         7,487     13,505
officers

All Directors who are not    None      None
executive officers

All employees, excluding    36,115   102,823
executive officers



In addition, under the Incentive Plan, Mr. Whitacre was assigned a target performance unit of three million dollars. The Plan Committee intends that if the Company achieves its performance objectives, Mr. Whitacre will receive approximately one-third of his target performance unit; if less than the stated objectives are achieved, the award will be forfeited or, at a minimum, reduced in progressively increasing proportions. In addition, based on his performance during the year, the Plan Committee may increase or decrease the award, but in no event may it exceed the target amount. Other officers are currently expected to continue to receive their bonuses under the Senior Management Short Term Incentive Plan instead of the Incentive Plan; however, one or more of such officers may be moved to the Incentive Plan at a later date.


Federal Income Tax Matters Relating to Stock Options The Company believes that, under present law, the following is a summary of the principal United States Federal income tax consequences of the issuance and exercise of stock options granted under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

A participant will not be deemed to have received any income subject to tax at the time a non-qualified stock option or an incentive stock option (within the meaning of Section 422 of the Code) is granted, nor will the Company be entitled to a tax deduction at that time.

When a non-qualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of Common Stock purchased over the exercise price. The Company will be allowed a tax deduction in the year the shares are valued in an amount equal to the ordinary income which the participant is deemed to have received.

If an incentive stock option is exercised by a participant who satisfies certain employment requirements at the time of exercise, the participant will not be deemed to have received any income subject to tax at such time, although the excess of the fair market value of the Common Stock so acquired on the date of exercise over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. Section 422 of the Code provides that if the Common Stock is held at least one year after the exercise date and two years after the date of grant, the participant will realize a long term capital gain or loss upon the subsequent sale, measured as the difference between the exercise price and the sales price.

If Common Stock acquired upon the exercise of an incentive stock option is not held for one year, a "disqualifying disposition" results, at which time the participant is deemed to have received an amount of ordinary income equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, or (b) the excess of the amount realized on the disposition of the shares over the exercise price. If the amount realized on the "disqualifying disposition" of the Common Stock exceeds the fair market value on the date of exercise, the gain on the excess of the ordinary income portion will be treated as capital gain. Any loss on the disposition of Common Stock acquired through the exercise of incentive stock options is a capital loss.

No income tax deduction will be allowed to the Company with respect to shares of Common Stock purchased by a participant through the exercise of an incentive stock option, provided there is no "disqualifying disposition" as described above. In the event of a "disqualifying disposition," the Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the participant.


Other Information The Incentive Plan may be amended in whole or in part only by the Board of Directors or a Plan Committee made up of disinterested directors. In the event of a Change In Control (as defined in the Incentive Plan), all options and restricted stock granted under the plan will become vested, all options will become exercisable, and all performance shares or units relating to incomplete performance periods shall be deemed to have achieved their performance goals.


The closing price of the Company's Common Stock reported on the New York Stock Exchange for February 1, 1996, was $57.375 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
SBC COMMUNICATIONS INC. 1996 STOCK AND INCENTIVE PLAN.




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


The Human Resources Committee, composed entirely of independent, outside Directors, is responsible for establishing and administering SBC's policies involving the compensation of officers. No employee of SBC serves on this committee. During the 1995 fiscal year, the members of the Human Resources Committee were (and are currently): Jack S. Blanton (Chairman), August A. Busch III, Jess T. Hay and Admiral Bobby R. Inman.
Mr. Busch is Chairman of the Board and President of Anheuser-Busch Companies, Inc., where Mr. Whitacre also serves as a member of the Board of Directors.



EXECUTIVE COMPENSATION

Report of the Human Resources Committee on Executive Compensation

The Human Resources Committee (the "Committee") of the Board of
Directors has furnished the following report with respect to executive compensation for 1995:

The Committee's responsibilities include establishing policies governing the compensation of officers and other key executives of SBC and its subsidiaries. The Committee is composed of four non-employee Directors.

The Committee's principal objective in establishing compensation policies is to develop and administer a comprehensive program designed to attract and retain outstanding managers who are most likely to enhance the profitability of SBC and create value for our shareowners. The policies are designed to attract and retain high-quality executives, to encourage them to make career commitments to SBC and to accomplish SBC's short and long term objectives. To achieve these results, the Committee, in consultation with a nationally recognized compensation and benefits consulting firm, has developed a compensation program that combines annual base salaries with annual and long term incentives principally tied to the performance of SBC and SBC's Common Stock. The principles used by the Committee in developing the program include the following:

- In order to align the financial interests of SBC's executives with those of SBC and its shareowners, a significant portion of executive compensation should be "at risk" and tied to the achievement of certain short and long term performance objectives of SBC.

- Ownership of SBC's Common Stock by executives should be encouraged through SBC's compensation program.

- Sustained superior performance by individual officers should be recognized. Superior performance is defined as enhancing the profitability of SBC and creating value for shareowners. This may be demonstrated by actions such as increasing revenues, reducing expenses, efficiently deploying capital, and improving service and product quality, while always complying with the high ethical standards established by SBC for the conduct of its officers and employees.

The Committee is responsible for establishing salaries and bonuses for officers of SBC, including Named Officers (defined below) employed by SBC. Similar compensation for officers of subsidiaries are determined by the Boards of Directors of the subsidiaries using recommendations and policies set out by the Committee. The Committee is also responsible for determining long term awards for the senior managers of SBC and its subsidiaries.

ANNUAL BASE SALARY The Committee has established a policy, which it continued in 1995, that annual base salaries for officers will be market-based; that is, the salaries will, generally, be based upon a review of salaries for similar positions in the 50th percentile of a group of companies with similar revenues (the "Comparator Group"), developed in consultation with the Committee's outside compensation consultant. The majority of the companies selected for salary comparison purposes are companies having telecommunications or related operations for which compensation information is available. Accordingly, the Comparator Group includes, among others, the companies in the Stock Performance Graph on page 32. Where an officer's salary significantly differs from the market-based salary, the Committee's objective is to move the officer's salary gradually to the market-based salary for his or her position, unless the officer has been assigned to a lower rated position because of a particular need of the business. The Committee may, at its discretion, choose to pay above the 50th percentile of the market because of sustained superior performance.

INCENTIVES In order to create incentives for superior efforts on behalf of SBC and to allow employees to share in the success of SBC for which they are responsible, the Committee has decided to make a significant portion of an officer's total compensation dependent upon the annual and long term performance of SBC.


Annual Incentives During 1995, officers and other key executives, other than Mr. Whitacre, participated in SBC's Senior Management Short Term Incentive Plan, an annual incentive plan administered by the Committee. Under this plan, each officer may receive an annual bonus contingent upon the yearly performance of the SBC business to which the officer is assigned.


A target award for each officer and the specific performance objectives applicable to the officer, composed of "value added" objectives, are established prior to the beginning of the year. The term "value added" refers to after-tax cash operating profit less depreciation and less a capital charge, which is designed to encourage employees to focus on exceeding a specified level of return. The targets are set with a view toward making an officer's combined target award and base salary fall between the 50th and 75th percentile of the Comparator Group, as determined by the Committee's outside compensation consultant. Officers receive their full target awards only if their respective value added objectives are met or exceeded. If less than the value added objectives are achieved, the target awards are forfeited or, at a minimum, reduced in progressively increasing proportions. During 1995, the value added targets were substantially met by each of the Named Officers.

As part of the annual incentive plan, the Committee has discretion to award individual officers additional amounts based upon the performance of SBC and its subsidiaries, an overall evaluation of each officer's performance, and/or the contribution of the officer to increasing shareowner value. For the 1995 calendar year, the Committee made discretionary awards to reflect the outstanding results achieved by SBC and its subsidiaries and to recognize individual achievement.


Long Term Incentives SBC, since its inception, has provided stock-based long term incentives to officers and other key executives of SBC and certain subsidiaries through the Senior Management Long Term Incentive Plan. (Its successor, the 1996 Stock and Incentive Plan, is being submitted to shareowners at the 1996 Annual Meeting.) The Senior Management Long Term Incentive Plan is intended to tie the executive's financial interests to those of our shareowners through the establishment of long term performance awards and the payment of awards in Common Stock and/or in cash based upon the price of Common Stock. This plan rewards the achievement of SBC's earnings goals (value added goals for 1995 and subsequent years) as well as increases in the price of SBC's Common Stock. The plan operates by granting each officer, including all of the Named Officers, a specific number of units, each equivalent in value to a share of Common Stock, based on the total of all forms of long term type awards granted to approximately the 50th percentile of the Comparator Group, as determined by the Committee's outside compensation consultant. In addition, the Committee, at its discretion, may grant units beyond the median to persons who have exhibited superior performance during the prior year (these additional units are generally for two-year performance periods). At the end of the performance period, a percentage of the units, not to exceed 100 percent of the units granted, is paid out (i.e., converted into Common Stock and/or cash), based on the achievement of SBC's value added and/or earnings goals over a three- (or two-) year period. No awards are paid out if SBC fails to achieve certain minimum value added and/or earnings requirements. Various officers, including all of the Named Officers, received grants of 1995-1997 performance units. In addition, based upon the Committee's evaluation of their 1994 performances, including Mr. Whitacre's, as excellent, the Committee made discretionary grants of 1995-1996 performance units. (The performance objectives for the 1995-1997 and 1995-1996 units are described below the table titled "Long Term Incentive Plans - Awards in Last Fiscal Year.")



In 1995, SBC's officers received the payout of the Senior Management Long Term Incentive Plan award for the 1992-1994 performance period. The Committee determined that during this performance period SBC exceeded the earnings goals set by the Committee. In accordance with a predetermined formula, 100 percent of the target numbers of units granted to the officers were distributed. Each of the Named Officers elected to receive his award half in Common Stock and half in cash.


The Committee also recognizes the importance of stock options as a means to further tie the executive's financial interests directly to those of our shareowners. As a result, the Board asked the shareowners to approve the 1992 Stock Option Plan, which they did at the 1992 Annual Meeting. This program is intended to link the executives' and shareowners' interests by basing a portion of the executives' compensation on the performance of SBC's Common Stock. To strengthen the linkage between executives and shareowners, the Committee granted additional options to the officers, including all of the Named Officers, as well as mid-level executives, during the year. The Committee decided to grant the options by the responsibility level of the officer's position.

The Company also provides several alternatives for its managers to invest a portion of their salaries and annual incentive awards in SBC Common Stock, thereby giving these managers an even greater stake in the performance of SBC. One such opportunity is the Stock Savings Program, under which mid-level and above managers may receive stock options based upon the number of shares purchased under the program through payroll deductions.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER The foregoing criteria were applied by the Committee to determine the compensation for the Chairman of the Board and Chief Executive Officer, Mr. Whitacre, for the last fiscal year. The Committee established Mr. Whitacre's annual base salary for 1995, targeted to the median base salary paid by companies in the Comparator Group.

Mr. Whitacre's annual incentive bonus for 1995 was determined under the Key Executive Officer Short Term Incentive Plan (the "KEO Plan"), which was approved by shareowners at the 1994 Annual Meeting. Under this plan, Mr. Whitacre may receive an annual bonus dependent upon SBC meeting objectives set by the Committee. Annually, a performance objective, which for 1995 was a value added goal, is established for Mr. Whitacre in the same manner as the annual incentive awards for other officers. Mr. Whitacre's target award, which may not exceed two times his salary, is set with the view of having the combined total of his base salary and 50 percent of his target award fall between the 50th and 75th percentile of the Comparator Group. The Committee intends that if the Company achieves its objectives, Mr. Whitacre will receive 50 percent of his target award; if less than the stated objectives are achieved, the award will be forfeited or, at a minimum, the target award will be reduced in progressively increasing proportions. In addition, based on his performance during the year, the Committee may increase or decrease the award, but in no event may it exceed the target award.


During 1995, the value added performance objective established for Mr. Whitacre was exceeded. In making this determination, the Committee noted that under Mr. Whitacre's leadership the Company has achieved outstanding financial results while positioning itself for continued success in a dynamic and rapidly changing marketplace. In 1995, SBC extended its record of consecutive annual earnings increases to 12 years (before extraordinary and non-recurring charges and the cumulative effect of accounting changes). During this same period, SBC's total return (stock price appreciation plus reinvested dividends) exceeded that of the Standard & Poor's 500 Index and every other former Bell holding company. The Committee believes Mr. Whitacre's leadership was a significant factor in the success enjoyed by the Company and its shareowners.


In 1995, Mr. Whitacre led the Company to its fourth consecutive year of double-digit earnings growth, reporting an 11.5 percent increase (before extraordinary charges and cumulative effect of accounting changes). SBC in 1995 had the highest percentage gain in revenues of any of the former Bell companies, and leads the group in revenue growth over the last five years. Southwestern Bell Telephone Company had its best-ever annual access line growth, while Southwestern Bell Mobile Systems reached a
9.0 percent end-of-year cellular market penetration, by far the best among major U.S. cellular companies. To a large extent, these accomplishments reflect the Company's success in developing the marketing skills essential to success in an increasingly competitive and customer-driven marketplace.

The Committee also specially recognized Mr. Whitacre's leadership in preparing the Company to anticipate and respond to the technological, regulatory and competitive changes it will face in the future. One important change was the reorganization of the Company into a single management structure within each of its two principal markets: the region encompassing SBC's traditional five-state area (Arkansas, Kansas, Missouri, Oklahoma and Texas) and a second region encompassing other areas of the U.S. and international operations. This new structure is designed to provide a platform for long term growth by allowing the Company to respond to customer desires to do business with a single-source provider of telecommunications services and to react more quickly to competitive challenges.

The Committee believes Mr. Whitacre is personally responsible for much of the Company's success, and it wishes to commend Mr. Whitacre for his leadership. Accordingly, the Committee decided
to award Mr. Whitacre $1,320,000 under the KEO Plan.   In
addition to the KEO Plan award, because of Mr. Whitacre's outstanding performance, the Committee decided to grant Mr. Whitacre a special cash bonus of $180,000 for 1995.


Mr. Whitacre, along with other Named Officers, received stock options and participated in the Senior Management Long Term
Incentive Plan.  These matters are discussed above under "Long
Term Incentives".


LIMIT ON DEDUCTIBILITY OF CERTAIN COMPENSATION In 1993, Congress adopted legislation that prohibited publicly held companies, such as SBC, from deducting certain compensation paid to a Named
Officer that exceeds one million dollars during the tax year. To the extent compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the shareowners, the compensation is not included in the computation of the limit. The Committee intends, to the extent feasible and where it believes it is in the best interests of SBC and its shareowners, to attempt to qualify such compensation as tax deductible. In this regard, the Board of Directors is submitting the 1996 Stock and Incentive Plan for shareowner approval at the 1996 Annual Meeting, in order to allow certain of the compensation payable under this plan to be eligible for the deduction.


The Human Resources Committee:

Jack S. Blanton, Chairman     Jess T. Hay
August A. Busch III           Admiral Bobby R. Inman




Summary Compensation Table
The Summary Compensation Table below contains information concerning annual and long term compensation provided to the Chairman of the Board and Chief Executive
Officer and the other four most highly compensated executive officers of SBC
(the "Named Officers") for services in all capacities to SBC for the fiscal years ending December 31, 1995, 1994 and 1993.

                                                              ----Long Term Compensation-----
                    ----- Annual Compensation-----------      -------Awards-----   --Payouts-
                                                                        Number of
                                                  Other      Restri-    Securities  LTIP        All Other
Name and                                          Annual     cted       Underlying  Payouts     Compensation
Principal Position  Year   Salary     Bonus       Compensa-  Stock      Options(1)  (2)         (3)
                                                  tion       Award(s)


Edward E. Whitacre, 1995 $ 825,000 $ 1,500,000    $ 285,338  $ 0         219,490   $ 2,200,090    $ 45,195
  Jr.
 Chairman of the    1994 $ 762,000 $ 1,190,000    $ 260,705  $ 0         161,739   $ 1,948,146    $ 41,318
 Board and Chief
 Executive Officer  1993 $ 762,000 $ 1,124,000    $ 263,515  $ 0         290,197   $ 2,246,215    $ 40,957


Royce S. Caldwell   1995 $ 380,000 $ 450,000      $ 91,970   $ 0         53,954    $ 436,989      $ 20,555
President -         1994 $ 325,000 $ 370,100      $ 88,281   $ 0         49,580    $ 366,544      $ 16,787
Southwestern Bell
  Operations        1993 $ 271,000 $ 234,000      $ 136,383  $ 0         45,455    $ 407,244      $ 14,423

William E. Dreyer   1995 $ 330,000 $ 423,000      $ 73,938   $ 0         31,676    $ 591,530      $ 15,840
Senior Executive    1994 $ 325,500 $ 303,000      $ 87,556   $ 0         31,568    $ 478,469      $ 15,624
 Vice President-    1993 $ 325,500 $ 283,500      $ 104,410  $ 0         46,504    $ 484,797      $ 15,190
External Affairs

James D. Ellis      1995 $ 315,000 $ 350,400      $ 85,055   $ 0         33,390    $ 523,876      $ 16,537
 Senior Executive   1994 $ 295,000 $ 277,500      $ 96,916   $ 0         32,795    $ 499,552      $ 15,382
 Vice President
 and General        1993 $ 295,000 $ 259,500      $ 92,792   $ 0         50,376    $ 593,301      $ 15,298
 Counsel

Charles E. Foster   1995 $ 321,000 $ 260,040      $ 59,914   $ 0         59,367    $ 441,073      $ 17,467
President - SBC     1994 $ 306,000 $ 301,600      $ 67,658   $ 0         46,559    $ 406,837      $ 16,567
Operations          1993 $ 306,000 $ 258,400      $ 74,556   $ 0         58,757    $ 494,217      $ 16,532





  (1)  SBC has not issued any stock appreciation rights to the Named
       Officers.


  (2) The Senior Management Long Term Incentive Plan ("LTIP") payout is for the 1992-1994 performance period. All the Named Officers elected to receive 50 percent of their awards in SBC Common Stock and 50 percent in cash. During this same time, the market price of SBC Common Stock rose from $32.313 on December 31, 1991, to $40.375 on December 30, 1994 (adjusted for the May 1993 stock split), resulting in an increase in the value of Common Stock held by our shareowners of approximately $4.9 billion.


  (3) "All Other Compensation" for 1995 includes the benefits imputed to the Named Officers with respect to premiums on SBC-owned life insurance, as determined in accordance with IRS guidelines. For Messrs. Whitacre, Caldwell, Ellis and Foster, these amounts were $5,595, $2,315, $1,417 and $2,059, respectively. All other amounts reported under this heading represent employer matching contributions made to employee benefit plans.


Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
Option/SAR Values

The purpose of the following table is to report exercises of stock options and stock appreciation rights ("SARs") by the Named Officers during 1995 and the value of their unexercised stock options and SARs as of December 31, 1995.
None of the Named Officers exercised stock options during
1995.  SBC has not issued any SARs to the Named Officers.


                                                   Number of Securities
                                                        Underlying          Value of Unexercised
                                                   Unexercised Options      In-the-Money Options
                         Shares                         at Fiscal            at Fiscal Year End
                        Acquired                 ------ Year End-----     -------- (1)-------------
Name                  on Exercise      Value     Exercisable  Unexercis-  Exercisable  Unexercisable
                                      Realized                 able

Edward E. Whitacre,        0             $0       525,896     396,156   $  10,737,622 $ 5,016,166
Jr.

Royce S. Caldwell          0             $0       96,640      97,953    $  1,948,756  $ 1,241,244

William E. Dreyer          0             $0       92,127      65,675    $  1,910,850  $ 862,409

James D. Ellis             0             $0       95,188      67,389    $  1,942,425  $ 883,352

Charles E. Foster          0             $0       118,653     93,366    $  2,341,579  $ 1,140,776



   (1) "Value of Unexercised Options" figures are based on the year end, December 29, 1995, stock price of $57.250.




Option Grants in Last Fiscal Year


The table below contains the estimated present value of the stock options as of their issue date. The first and third options set forth opposite each name were issued under a plan whereby the employee must purchase SBC Common Stock in order to receive options, and the number of options issued are based on the number of shares purchased.



                   Number of
                   Securities  Percent of
                   Underlying  Total Options   Exercise or
                   Options     Granted to      Base           Expiration     Grant Date
      Name         Granted     Employees in    Price          Date           Present Value
                               Fiscal          ($/Share)
                               Year(2)


Edward E.          5,548      0.07%             $  42.500    02/01/05        $ 53,760
Whitacre, Jr.     150,000(1)  1.85%             $  47.375    08/01/05        $ 1,504,500
                   63,942     0.79%             $  47.375    08/01/05        $ 668,194

Royce S. Caldwell  2,420      0.03%             $  42.500    02/01/05        $ 23,450
                   44,000(1)  0.54%             $  47.375    08/01/05        $ 441,320
                   7,534      0.09%             $  47.375    08/01/05        $ 78,730

William E. Dreyer  1,376      0.02%             $  42.500    02/01/05        $ 13,333
                   29,000(1)  0.36%             $  47.375    08/01/05        $ 290,870
                   1,300      0.02%             $  47.375    08/01/05        $ 13,585

James D. Ellis     2,200      0.03%             $  42.500    02/01/05        $ 21,318
                   29,000(1)  0.36%             $  47.375    08/01/05        $ 290,870
                   2,190      0.03%             $  47.375    08/01/05        $ 22,886

Charles E. Foster  2,385      0.03%             $  42.500    02/01/05        $ 23,111
                   40,000(1)  0.49%             $  47.375    08/01/05        $ 401,200
                   16,982     0.21%             $  47.375    08/01/05        $ 177,462



Reference to grants A, B and C in the following discussion correspond to first, second and third grants of options, respectively, listed opposite the name of each of the Named Officers. The option values in the table represent the estimated present value of the options as of their issue date. These values were determined by a nationally recognized compensation and benefits consulting firm in accordance with the Black-Scholes option valuation model. The material adjustments and assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following:

     Options were issued with an exercise price equal to the fair market value of stock on the date of issuance. The term of each option is 10 years (unless otherwise shortened or forfeited due to termination of employment), but no option may be exercised during the 12-month period following the date of issuance.

     The model assumed an interest rate of 7.47 percent in calculating the value of the options in grant A and 6.49 percent for grants B and C. These interest rates represent the interest rates on Treasury securities with maturity dates corresponding to that of the option terms. Volatility was calculated using daily stock prices for the one-year period prior to the issuance date, resulting in 21 percent volatility for grant A and 22 percent volatility for grants B and C. The model reflected annual per share dividends at the date of issuance of $1.58 per share for grant A and $1.65 per share for grants B and C.

     The present value of each option was reduced approximately 4 percent for grants A and C and 8 percent for grant B to reflect the probability of forfeiture due to termination prior to vesting, and approximately
     16 percent for grant A, 15 percent for grant B, and 16 percent for grant C to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

The ultimate value of the options will depend on the future market price of SBC's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of SBC's Common Stock over the exercise price on the date the option is exercised.

(1) One-third of these options vest on each anniversary of the grant date. As of December 31, 1995, none of these options have vested.


(2) Percentages are based on a total of 8,101,794 options granted to employees in 1995.





Long Term Incentive Plans--Awards in Last Fiscal Year


The table below reports long term units granted under the Senior Management Long
Term Incentive Plan during 1995.



                       Number of    Performance or          Estimated Future Payouts
                        Shares,      Other Period     Under Non-Stock Price-Based Plans
                       Units or          Until        ----------------------------------
Name                 Other Rights    Maturation or    Threshold    Target    Maximum
                                        Payout

Edward E. Whitacre,  21,453        1995-1997          18,235      21,453    21,453
 Jr.                 20,677        1995-1996          17,575      20,677    20,677

Royce S. Caldwell    9,298         1995-1997          7,903       9,298     9,298
                     3,584         1995-1996          3,046       3,584     3,584

William E. Dreyer    7,211         1995-1997          6,129       7,211     7,211
                     2,433         1995-1996          2,068       2,433     2,433

James D. Ellis       6,877         1995-1997          5,845       6,877     6,877
                     1,988         1995-1996          1,690       1,988     1,988

Charles E. Foster    5,375         1995-1997          4,569       5,375     5,375
                     1,554         1995-1996          1,321       1,554     1,554


This table reports units granted to the Named Officers during the last fiscal year, applicable to the performance periods indicated. Each unit is equal in value to one share of Common Stock. At the end of a performance period, a percentage of the units are converted into cash and/or Common Stock, based upon the achievement of certain value added performance levels. Each year's performance achievement is assigned a percentage of the target award, and then the percentages are averaged over the performance period to determine the percentage of the units to be paid out. If certain minimum average performance levels are not achieved, the awards are canceled and nothing is paid out. The maximum number of units that may be converted may not exceed 100 percent of the target number of units. Value added is defined as after-tax cash operating profit less depreciation and less a capital charge.


PENSION PLANS


SBC has a noncontributory pension plan for employees known as the Pension Benefit Plan. Under the plan, retirement for officers and other executives is mandatory at age 65. Retirement before age 65 can be elected when specified age and net credited service requirements are met. Annual pensions are computed using the greater result of two separate formulas (Formula A and Formula
B). Subject to Internal Revenue Code limitations on pay used to calculate pensions, under Formula A, the pension is the sum of
1.6 percent of the average pay for the five years ended
December 31, 1993 (or any prior averaging period if it would result in a higher benefit), multiplied by the number of years of service through the end of the averaging period, plus 1.6 percent of pay subsequent to the averaging period. Under Formula B, the pension is the sum of 1.6 percent of the average pay for the five years ended December 31, 1990, multiplied by the number of years of service prior to January 1, 1991 (with five years of additional age and service), plus 1.6 percent of pay from January 1, 1991, through December 30, 1991. Formula B was adopted as part of an early retirement incentive in 1991. Continued service or additional compensation or age after December 30, 1991, will not result in any additional benefits under Formula B. Pension amounts are not subject to reduction for Social Security benefits or any other offset amounts. The Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Benefits that are so limited are restored from the general funds of SBC. Under the Pension Benefit Plan, the pay used to determine pension amounts is computed without regard to compensation that has been deferred under nonqualified deferral plans; however, the deferral plans contain provisions that compensate the participants for any loss of income from the pension plan. If they continue in their current positions at their current levels of compensation and retire at the mandatory retirement age of 65, the total estimated annual pension amounts from the Pension Benefit Plan, together with compensating payments under the nonqualified deferral plans, and the net credited years of service at retirement under the plan for Messrs. Whitacre, Caldwell, Dreyer, Ellis and Foster would be $131,069 (44 years), $114,121 (41 years), $50,704 (18 years), $101,657 (36 years) and $121,301 (40 years),
respectively.



The Senior Management Supplemental Retirement Income Plan (which is not funded by, nor is it a part of, the Pension Benefit Plan) establishes a target annual minimum retirement benefit for all officers and certain senior managers (employees at the fifth level of management and above), stated as a percentage of their annual salaries and Senior Management Short Term Incentive Plan awards averaged over a specified averaging period described below ("Average Annual Compensation"). The percentage is increased by
 .71 percent for each year of actual service in excess of, or decreased by 1.43 percent for each year of actual service below, 30 years of service for executive officers and other officers and 35 years of service for other senior managers. In addition, with respect to certain executive officers and other officers and senior managers, in the event the participant retires before reaching his or her 60th birthday and has less than 30 years of service, the percentage will be reduced .5 percent for each month remaining until the participant's 60th birthday. Average Annual Compensation is determined by averaging salaries and Senior Management Short Term Incentive Awards earned during the 36 consecutive month period out of the last 120 months preceding retirement that generates the highest average earnings. The target percentages of Average Annual Compensation are: Chairman of the Board and Chief Executive Officer, 75 percent; certain executive officers, 70 percent; other executive officers and other officers, 55 to 60 percent; and certain other senior managers, 50 percent. This plan pays the difference, if any, between the target amount and what would be payable under Formula A (or if the individual is not eligible for an immediate pension under Formula A, then the higher of Formula A or Formula B) of the Pension Benefit Plan if the pension plan's payments were computed without regard to deferrals. If they continue in their current positions at their current levels of salary and most recent bonuses, and if they retire at the mandatory retirement age of 65, the estimated annual amounts that will be paid in accordance with the Senior Management Supplemental Retirement Income Plan for Messrs. Whitacre, Caldwell, Dreyer, Ellis and Foster would be $1,899,331, $560,077, $451,887, $403,260 and
$370,123, respectively. In calculating Mr. Dreyer's benefits under the plan, the Company recognizes Mr. Dreyer's prior service with the Company as well as his prior service with a former affiliate of the Company (estimated to give him a total of 44 years of actual service at retirement); however, these benefits are reduced by payments to be received by Mr. Dreyer pursuant to such former affiliate's defined pension benefit plan.


CONTRACTS WITH MANAGEMENT


On January 27, 1989, the Board of Directors approved Change of Control Severance Agreements (the "Agreements") with each of the officers named in the "Summary Compensation Table" as well as certain other officers. The purpose of the Agreements is to reinforce and encourage the officers to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control of SBC. These Agreements provide that in the event of a change in control of SBC, as that term is defined in the Agreements and summarized below, each officer is entitled to certain benefits (the "Severance Benefits") upon the subsequent termination or constructive termination of his or her employment, unless such termination is due to death, disability, or voluntary retirement; is by SBC for cause (as defined in the Agreements); or is by the officer for other than good reason (as defined in the Agreements).



The Severance Benefits include the payment of the officer's full base salary through the date of termination plus all other amounts to which the officer is entitled under any compensation plan of SBC in effect immediately prior to the change in control. Also, each officer is entitled to a lump sum payment equal to three (in the case of Messrs. Whitacre, Caldwell, Ellis and Foster) or two (in the case of Mr. Dreyer) times the sum of (a) the officer's annual base salary in effect immediately prior to termination, (b) the most recently paid amount under the Senior Management Short Term Incentive Plan and (c) the cash value of the Senior Management Long Term Incentive Plan target award applicable to each officer for the most current performance period. If any officer should reach his normal retirement age prior to three years (for Messrs. Whitacre, Caldwell, Ellis and Foster) or two years (Mr. Dreyer) following the change in control, the lump sum payment would be reduced pro rata. Additionally, each officer will be provided with life and health benefits, including supplemental medical, vision and dental benefits, for three years from the date of termination, if not otherwise entitled to the same.


In the event any payment or benefit received or to be received by an officer in connection with a change in control or the termination of his or her employment, whether pursuant to his or her Agreement or otherwise (the "Total Payments"), is determined to be an excess parachute payment as defined in the Internal Revenue Code and thus subject to the 20 percent Federal excise tax, the amount of the benefits payable under his or her Agreement will be reduced until the Total Payments are no longer subject to such excise tax or until the payments under his or her Agreement are zero, if such reduction results in the officer's receipt of a greater net after-tax benefit than if such officer had received the full severance benefits under the Agreement.


Under the Agreements, in general, change in control is deemed to occur (a) if anyone (other than an employee benefit plan of SBC) acquires more than 20 percent of SBC's stock; ( b) if within a two-year period, the individuals who were Board members at the beginning of such period cease to constitute a majority of the Board, or (c) if SBC's shareowners either approve a merger or consolidation which results in someone other than the shareowners immediately prior thereto holding more than 20 percent of the voting power of the surviving entity or approve the complete liquidation of SBC or the disposition of substantially all of SBC's assets.


STOCK PERFORMANCE GRAPH

Comparison of Five Year Cumulative Total Return
SBC, S&P 500 and Peer Group


(Stock Performance Graph appears here.)

 Data Points
 in Dollars
 at Year End  1990      1991     1992      1993     1994     1995

 SBC          $100.00   $121.19  $145.10   $168.84  $170.51  $249.79

 Standard &
 Poor's 500   $100.00   $130.34  $140.25   $154.32  $156.42  $214.99
 Index

 Peer Group   $100.00   $102.60  $112.20   $132.13  $125.94  $191.67



Assumes $100 invested on December 31, 1990, in SBC Common Stock,
Standard & Poor's 500 Index, and a Peer Group of other large U.S.
telecommunications companies (Ameritech Corporation, Bell
Atlantic Corporation, BellSouth Corporation, NYNEX, Pacific
Telesis Group and U S West Communications Group).


The index of telecommunications companies ("Peer Group") is weighted according to the market capitalization of its component companies at the beginning of each period.


Total return equals stock price appreciation plus reinvestment of dividends on a quarterly basis.


SHAREOWNER PROPOSALS

Proposals of shareowners intended for presentation at the 1997 Annual Meeting must be received by SBC for inclusion in its Proxy Statement and form of Proxy relating to that meeting by November 12, 1996. Such proposals should be sent to the Vice President and Secretary of SBC at 175 E. Houston, Room 1140,
San Antonio, Texas 78205.


Shareowners whose proposals are not included in the Proxy Statement but who still intend to submit a proposal at the 1997 Annual Meeting and shareowners who intend to submit nominations for Directors at the meeting are required to notify the Vice President and Secretary of SBC of their proposal or nominations and to provide certain other information not less than 60 days, nor more than 90 days, prior to the meeting, in accordance with SBC's Bylaws. Additional information may be obtained from the Vice President and Secretary at the above address.


OTHER BUSINESS

The Board of Directors is not aware of any matters which will be presented at the meeting for action on the part of shareowners other than those described herein.

A COPY OF SBC'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 1995 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ASSISTANT DIRECTOR-EXTERNAL REPORTING, 175 E. HOUSTON, 9th FLOOR, SAN ANTONIO, TEXAS 78205.

By Order of the Board of Directors

/s/ Judith M. Sahm

Judith M. Sahm
Vice President and Secretary

March 12, 1996







APPENDIX:  SBC Communications Inc. 1996 Stock and Incentive Plan

Article 1. Establishment and Purpose

     1.1 Establishment of the Plan.  SBC Communications Inc., a
Delaware corporation (the "Company" or "SBC"), hereby establishes an incentive compensation plan (the "Plan"), as set forth in this document.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareowners, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to attract and retain the services of Participants upon whose judgment, interest, and special efforts the successful operation of SBC and its subsidiaries is dependent.

     1.3 Effective Date of the Plan. The Plan shall become effective on January 1, 1996; however, grants may be made before that time subject to becoming effective on or after that date. During the first year this Plan is effective, Awards shall be issued only to the extent the potential payout of Shares shall not exceed 10% of the shares approved for issuance under this Plan.

Article 2. Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive
     Stock Options, Restricted Stock, Performance Units, or
     Performance Shares.

     (b) "Award Agreement" means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

     (c)  "Board" or "Board of Directors" means the SBC Board of
     Directors.

     (d) "Cause" shall mean willful and gross misconduct on the part of an Employee that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Committee in its sole discretion.

     (e)  "Change in Control" shall be deemed to have occurred if
     (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the committee or committees, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

     (h) "Director" means any individual who is a member of the SBC Board of Directors.

     (i) "Disability" shall mean the Participant's inability to perform the Participant's normal Employment functions due to any medically determinable physical or mental disability, which can last or has lasted 12 months or is expected to result in death.

     (j) "Employee" means any management employee of the Company or of one of the Company's Subsidiaries. "Employment" means the employment of an Employee by the Company or one of its Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

     (k)  "Exchange Act" means the Securities Exchange Act of
     1934, as amended from time to time, or any successor Act thereto.

     (l) "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     (m) "Fair Market Value" shall mean the closing price of Shares on the relevant date, or (if there were no sales on such date) the next preceding trading date, all as reported in the New York Stock Exchange Composite Trading listings, or in a similar report selected by the Committee. A trading day is any day that the Stock is traded on the New York Stock Exchange.

     (n) "Incentive Stock Option" or "ISO" means an option to purchase Shares from SBC, granted under this Plan, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     (o) "Insider" shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

     (p) "Key Executive Officer Short Term Award" means a
     Performance Unit expressed in dollars.

     (q) "Nonqualified Stock Option" or "NQSO" means the option to purchase Shares from SBC, granted under this Plan, which is not intended to be an Incentive Stock Option.

     (r)  "Option" or "Stock Option" shall mean an Incentive
     Stock Option or a Nonqualified Stock Option, and shall include a Restoration Option.

     (s)  "Participant" means a person who holds an outstanding
     Award granted under the Plan.

     (t) "Performance Unit" and "Performance Share" shall each mean an Award granted to an Employee pursuant to Article 8 herein.

     (u) "Plan" means this 1996 Stock and Incentive Plan.  The
     Plan may also be referred to as the "SBC 1996 Stock and Incentive Plan" or as the "SBC Communications Inc. 1996
     Stock and Incentive Plan."

     (v) "Restricted Stock" means an Award of Stock granted to an Employee pursuant to Article 7 herein.

     (w) "Restriction Period" means the period during which Shares of Restricted Stock are subject to restrictions or conditions under Article 7.

     (x) "Retirement" or to "Retire" shall mean the termination of a Participant's Employment with the Company or one of its Subsidiaries, for any reason other than death, Disability or for Cause, on or after the date the Participant would be eligible to retire with an immediate pension either under the rules of the SBC Pension Benefit Plan or the SBC Senior Management Supplemental Retirement Income Plan, whether or not actually a participant in either such plan, or as otherwise provided by the Committee.

     (y) "Rotational Work Assignment Company" ("RWAC") shall mean any entity with which SBC Communications Inc. or any of its Subsidiaries may enter into an agreement to provide an employee for a rotational work assignment.

     (z) "Shares" or "Stock" means the shares of common stock of the Company.

     (aa) "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, more than fifty percent (50%) of the total combined voting power of all classes of Stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns more than fifty percent (50%) of the combined equity thereof.

     (bb) "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the twelfth business day following such date.

Article 3. Administration

     3.1 The Committee. Administration of the Plan shall be bifurcated as follows:

     (a) With respect to Insiders, the Plan and all Awards hereunder shall be administered only by the Human Resources Committee of the Board or such other Committee as may be appointed by the Board for this purpose (the "Disinterested Committee"), where each Director on such Disinterested Committee is a "Disinterested Person" (or any successor designation for determining who may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that term is used in Rule 16b-3 under the Exchange Act, as that rule may be modified from time to time.

     (b) The Disinterested Committee and such other Committee as the Board may create, if any, specifically to administer the Plan with respect to non-Insiders (the "Non-Insider Committee") shall each have full authority to administer the Plan and all Awards hereunder with respect to all persons who are not Insiders, except as otherwise provided herein or by the Board. Either Committee may be replaced by the Board at any time.

     3.2 Authority of the Committee. The Committee shall have full power except as limited by law and subject to the provisions herein, to select the recipients of Awards, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

     No Award other than Restoration Options may be made under the Plan after December 31, 2010.

     All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

     Subject to the terms of this Plan, the Committee is authorized, and shall not be limited in its discretion, to use any of the Performance Criteria specified herein in its determination of Awards under this Plan.

Article 4. Shares Subject to the Plan

     4.1 Number of Shares.  Subject to adjustment as provided in
Section 4.3 herein, the number of Shares available for grant under the Plan shall not exceed 30 million Shares of Stock. No more than 10% of the Shares approved for issuance under this Plan may be Shares of Restricted Stock. No more than 40% of the Shares approved for issuance under this Plan may be issued to Participants as a result of Performance Share or Restricted Stock Awards. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. The Disinterested Committee shall have full discretion to determine the manner in which Shares available for grant are counted in this Plan.

     Without limiting the discretion of the Committee under this section, unless otherwise provided by the Committee, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

     (a) The grant of a Stock Option or a Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award. However, to the extent the Participant uses previously owned Shares to pay the Exercise Price or any taxes, or Shares are withheld to pay taxes, these Shares shall be available for regrant under the Plan.

     (b) With respect to Performance Shares, the number of Performance Shares granted under the Plan shall be deducted from the number of Shares available for grant under the Plan. The number of Performance Shares which cannot be, or are not, converted into Shares and distributed (including deferrals) to the Participant (after any applicable tax withholding) following the end of the Performance Period shall increase the number of Shares available for regrant under the Plan by an equal amount.

     (c) With respect to Performance Units representing a fixed dollar amount that may only be settled in cash, the Performance Units Award shall not affect the number of Shares available under the Plan.

     4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, Shares subject to such Award shall be again available for the grant of an Award under the Plan.

     4.3 Adjustments in Authorized Plan Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan (including individual limits), and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares constituting outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5. Eligibility and Participation

     5.1 Eligibility. All management Employees are eligible to participate in this Plan.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee is entitled to receive an Award unless selected by the Committee.

Article 6. Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee; provided, however, that the maximum number of Shares subject to Options which may be granted to any single Employee during any calendar year shall not exceed 2% of the Shares approved for issuance under this Plan. The Committee may grant ISOs, NQSOs, or a combination thereof; provided however, that no ISO may be issued after January 1, 2006. The Committee may authorize the automatic grant of additional Options ("Restoration Options") when a Participant exercises already outstanding Options, or options granted under a prior option plan of the Company, on such terms and conditions as it shall determine. Unless otherwise provided by the Committee, the number of Restoration Options granted to a Participant with respect to the exercise of an option (including an Option under this Plan) shall not exceed the number of Shares delivered by the Participant in payment of the Exercise Price of such option, and/or in payment of any tax withholding resulting from such exercise, and any Shares which are withheld to satisfy withholding tax liability arising out of such exercise. A Restoration Option shall have an Exercise Price of not less than 100% of the per Share Fair Market Value on the date of grant of such Restoration Option, and shall be subject to all the terms and conditions of the original grant, including the expiration date, and such other terms and conditions as the Committee in its sole discretion shall determine.

     6.2 Form of Issuance. Each Option grant may be issued in the form of an Award Agreement and/or may be recorded on the books and records of the Company for the account of the Participant. If an Option is not issued in the form of an Award Agreement, then the Option shall be deemed granted as determined by the Committee. The terms and conditions of an Option shall be set forth in the Award Agreement, in the notice of the issuance of the grant, or in such other documents as the Committee shall determine. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine, including, but not limited to whether the Option is intended to be an ISO or a NQSO.

     6.3 Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option Awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 Vesting of Options. Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless a later vesting period is provided by the Committee at or before the grant of an Option, one-third of the Options will vest on each of the first three anniversaries of the grant; if one Option remains after equally dividing the grant by three, it will vest on the first anniversary of the grant, if two Options remain, then one will vest on each of the first two anniversaries. The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board or the Senior Vice President-Human Resources, or their respective successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider.

     6.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     Options shall be exercised by delivery of a written notice (including telecopies) to the Company (or, if so provided by the Company, to its designated agent), which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to
exercise the Option.   No Option may be exercised with respect to
a fraction of a Share.

     6.7 Payment. The Exercise Price shall be paid in full at the time of exercise. However, unless otherwise provided by the Committee at any time, the Exercise Price may be paid in cash the business day after the exercise by a stockbroker which is acting on behalf of the Participant and is acceptable to the Company, if the stockbroker notifies the Company in writing at the time of exercise that it will make such payment the next day. No Shares shall be issued or transferred until full payment has been received therefor.

     Payment may be made:

     (a) in cash, or

     (b) unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as the Committee may impose from time to time, and further subject to suspension or termination of this provision by the Committee or Company at any time, by:

               (i) delivery of Shares of Stock owned by the Participant in partial (if in partial payment, then together with cash) or full payment (if a fractional Share remains after payment of the Exercise Price in full by previously owned Shares, then the fractional Share shall be withheld for taxes); provided, however, as a condition to paying any part of the Exercise Price in Stock, at the time of exercise of the Option: (A) the Stock tendered to the Company must not have been acquired from the Company or its Subsidiaries within the past six (6) months, and (B) the total number of Shares held by the Participant at the time of exercise must equal or exceed the number of Shares which the Participant has received from the Company during the preceding six (6) months plus the number of Shares tendered; or

               (ii) if the Company has designated a stockbroker to act as the Company's agent to process Option exercises, then delivery of a properly executed exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker:
          (A) to immediately sell a sufficient portion of the Shares to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the stockbroker sells any Shares on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales.

          If payment is made by the delivery of Shares of Stock, the value of the Shares delivered shall be equal to the Fair
     Market Value of the Shares on the day preceding the date of exercise of the Option.

     6.8 Termination of Employment.

     Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon termination of Employment:

     (a) Termination by Death or Disability. In the event the Employment of a Participant shall terminate by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of termination of Employment and may be exercised, if at all, no more than three (3) years from the date of the termination of Employment, unless the Options, by their terms, expire earlier. However, in the event the Participant was eligible to Retire at the time of termination of Employment, notwithstanding the foregoing, the Options may be exercised, if at all, no more than five
     (5) years from the date of the termination of Employment, unless the Options, by their terms, expire earlier.

     (b) Termination for Cause. If the Employment of a Participant shall be terminated by the Company for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

     (c) Retirement or Other Termination of Employment. If the Employment of a Participant shall terminate for any reason other than the reasons set forth in (a) or (b), above, all outstanding Options which are vested as of the effective date of termination of Employment may be exercised, if at all, no more than five (5) years from the date of termination of Employment if the Participant is eligible to Retire, or one (1) year from the date of the termination of Employment if the Participant is not eligible to Retire, as the case may be, unless in either case the Options, by their terms, expire earlier. In the event of the death of the Participant after termination of Employment, this paragraph
     (c) shall still apply and not paragraph (a), above.

     (d) Options not Vested at Termination. Except as provided in paragraph (a), above, all Options held by the Participant which are not vested on or before the effective date of termination of Employment shall immediately be forfeited to the Company (and shall once again become available for grant under the Plan).

     (e) Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination of Employment, but no such modification shall shorten the terms of Options issued prior to such modification.

     6.9 Employee Transfers. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) or between the Company or a Subsidiary and a RWAC, to the extent the period of employment at a RWAC is equal to or less than five (5) years, shall not be deemed a termination of Employment. Provided, however, for purposes of this Article 6, termination of employment with a RWAC without a concurrent transfer to the Company or any of its Subsidiaries shall be deemed a termination of Employment as that term is used herein. Similarly, termination of an entity's status as a Subsidiary or as a RWAC shall be deemed a termination of Employment of any Participants employed by such Subsidiary or RWAC.

     6.10 Restrictions on Exercise and Transfer of Options.
Unless otherwise provided by the Committee:

     (a) During the Participant's lifetime, the Participant's Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. After the death of the Participant, except as otherwise provided by SBC's Rules for Employee Beneficiary Designations, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent's estate) or his or her guardian or legal representative.

     (b) No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant's death and in accordance with the SBC Rules for Employee Beneficiary Designations; and (ii) in the case of any holder after the Participant's death, only by will or by the laws of descent and distribution.

     6.11 Competition. Notwithstanding anything in this Article 6 to the contrary, prior to a Change in Control, in the event the Committee determines, in its sole discretion, that a Participant is engaging in competitive activity with the Company, any Subsidiary, or any business in which any of the foregoing have a substantial interest (the "SBC Businesses"), the Committee may cancel any Option granted to such Participant, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the Committee. Competitive activity shall mean any business or activity in the same geographical market where a substantially similar business activity is being carried on by an SBC Business, including, but not limited to, representing or providing consulting services to any person or entity that is engaged in competition with an SBC Business or that takes a position adverse to an SBC Business. However, competitive activity shall not include, among other things, owning a nonsubstantial interest as a shareholder in a competing business.

     The determination of whether a Participant has engaged in competitive activity with the Company shall be determined by the Committee in good faith and in its sole discretion.

Article 7. Restricted Stock

     7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the attainment of Performance Goals based on Performance Criteria in the same manner as provided in
Section 8.4, herein, with respect to Performance Shares. No Employee may receive, in any calendar year, in the form of Restricted Stock more than one-third of 1% of the Shares approved for issuance under this Plan.

     7.2 Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

     7.3 Transferability.  Except as otherwise provided in this
Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee, which shall not be less than a period of three years.

     7.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     The Company shall also have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     7.5 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period and completion of all conditions to vesting, if any. However, unless otherwise provided by the Committee, the Committee, in its sole discretion, shall have the right to immediately waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

     7.6 Voting Rights, Dividends and Other Distributions. During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such Shares. Except as provided in the following sentence, in the sole discretion of the Committee, other cash dividends and other distributions paid to Participants with respect to Shares of Restricted Stock may be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

     7.7 Termination of Employment Due to Death or Disability. In the event the Employment of a Participant shall terminate by reason of death or Disability, all Restriction Periods and all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of termination of Employment.

     7.8 Termination of Employment for Other Reasons. If the Employment of a Participant shall terminate for any reason other than those specifically set forth in Section 7.7 herein, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of termination of Employment immediately shall be forfeited and returned to the Company.

     7.9 Employee Transfers. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) or between the Company or a Subsidiary and a RWAC, to the extent the period of employment at a RWAC is equal to or less than five (5) years, shall not be deemed a termination of Employment. Provided, however, for purposes of this Article, termination of employment with a RWAC without a concurrent transfer to the Company or any of its Subsidiaries shall be deemed a termination of Employment as that term is used herein. Similarly, termination of an entity's status as a Subsidiary or as a RWAC shall be deemed a termination of Employment of any Participants employed by such Subsidiary or RWAC.

Article 8. Performance Units and Performance Shares

     8.1 Grants of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Shares and Performance Units may be granted to eligible Employees at any time and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares Awarded to each Participant.

     8.2 Value of Performance Shares and Units.

     (a) A Performance Share is equivalent in value to a Share of Stock. In any calendar year, no individual may be Awarded Performance Shares having a potential payout of Shares of Stock exceeding two-thirds of 1% of the Shares approved for issuance under this Plan.

     (b) A Performance Unit shall be equal in value to a fixed dollar amount determined by the Committee. In any calendar year, no individual may be Awarded Performance Units having a potential payout equivalent exceeding the Fair Market Value of two-thirds of 1% of the Shares approved for issuance under this Plan. The number of Shares equivalent to the potential payout of a Performance Unit shall be determined by dividing the maximum cash payout of the Award by the Fair Market Value per Share on the effective date of the grant. In the event the Committee denominates a Performance Unit Award in dollars instead of Performance Units, the Award may be referred to as a Key Executive Officer Short Term Award. In all other respects, the Key Executive Officer Short Term Award will be treated in the same manner as Performance Units under this Plan.

     8.3 Performance Period.  The Performance Period for
Performance Shares and Performance Units is the period over which the Performance Goals are measured. The Performance Period is set by the Committee for each Award; however, in no event shall an Award have a Performance Period of less than one year.

     8.4 Performance Goals. For each Award of Performance Shares or Performance Units, the Committee shall establish performance objectives ("Performance Goals") for the Company, its Subsidiaries, and/or divisions of any of foregoing, based on the Performance Criteria and other factors set forth in (a) through
(d), below. Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met, and, if met, the number of Performance Shares and/or Performance Units which would be converted into Stock and/or cash (or the rate of such conversion) and distributed to Participants in accordance with Section 8.6. All Performance Shares and Performance Units which may not be converted under the Performance Goals or which are reduced by the Committee under Section 8.6 or which may not be converted for any other reason after the end of the Performance Period shall be canceled at the time they would otherwise be distributable. When the Committee desires an Award to qualify under Section 162(m) of the Code, as amended, the Committee shall establish the Performance Goals for the respective Performance Shares and Performance Units prior to or within 90 days of the beginning of the service relating to such Performance Goal, and not later than after 25% of such period of service has elapsed. For all other Awards, the Performance Goals must be established before the end of the respective Performance Period.

     (a) The Performance Criteria which the Committee is authorized to use, in its sole discretion, are any of the following criteria or any combination thereof:

               (1) Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or a division of any of the foregoing. Such financial performance may be based on net income and/or Value Added (after-tax cash operating profit less depreciation and less a capital recovery charge).

               (2) Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality.

               (3) The Company's Stock price; return on shareholders' equity; total shareholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends); and/or earnings per share.

               (4) With respect to the Company (on a consolidated basis), to one or more of its Subsidiaries, and/or to a division of any of the foregoing: sales; costs; market share of a product or service; return on net assets; return on assets; return on capital; profit margin; and/or operating revenues, expenses or earnings.

     (b) If the performance of more than one Subsidiary is being measured to determine the attainment of performance goals, then a weighted average of the Subsidiaries' results shall be used, as determined by the Committee, including, but not limited to, basing such weighting upon the revenues, assets or net income for each Subsidiary for any year prior to the Performance Period or by using budgets to weight such Subsidiaries.

     (c) Except to the extent otherwise provided by the Committee in full or in part, if any of the following events occur during a Performance Period and would directly affect the determination of whether or the extent to which Performance Goals are met, they shall be disregarded in any such computation: changes in accounting principles; extraordinary items; changes in tax laws affecting net income and/or Value Added; natural disasters, including floods, hurricanes, and earthquakes; and intentionally inflicted damage to property which directly or indirectly damages the property of the Company or its Subsidiaries. No such adjustment shall be made to the extent such adjustment would cause the Performance Shares or Performance Units to fail to satisfy the performance based exemption of Section 162(m) of the Code.

     8.5 Dividend Equivalents on Performance Shares. Unless reduced or eliminated by the Committee, a cash payment in an amount equal to the dividend payable on one Share will be made to each Participant for each Performance Share which on the record date for the dividend had been awarded to the Participant and not converted, distributed (or deferred) or canceled.

     8.6 Form and Timing of Payment of Performance Units and Performance Shares. As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share and/or Performance Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goals for such Performance Period), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Units and Performance Shares. If Performance Goals have been met, then the number of Performance Units and Performance Shares to be converted into Stock and/or cash and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee. Unless the Participant has elected to defer all or part of his Performance Units or Performance Shares as provided in Article 10, herein, payment of Performance Units and Performance Shares shall be made in a single lump sum, as soon as reasonably administratively possible following the determination of the number of Shares or amount of cash to which the Participant is entitled. Performance Units will be distributed to Participants in the form of cash. Performance Shares will be distributed to Participants in the form of 50% Stock and 50% Cash, or at the Participant's election, 100% Stock or 100% Cash. In the event the Participant is no longer an Employee at the time of the distribution, then the distribution shall be 100% in cash, provided the Participant may elect to take 50% or 100% in Stock. At any time prior to the distribution of the Performance Shares and/or Performance Units (or if distribution has been deferred, then prior to the time the Awards would have been distributed), unless otherwise provided by the Committee, the Committee shall have the authority to reduce or eliminate the number of Performance Units or Performance Shares to be converted and distributed or to mandate the form in which the Award shall be paid (i.e., in cash, in Stock or both, in any proportions determined by the Committee).

     Unless otherwise provided by the Committee, any election to take a greater amount of cash or Stock with respect to Performance Shares must be made in the calendar year prior to the calendar year in which the Performance Shares are distributed (or if distribution has been deferred, then in the year prior to the year the Performance Shares would have been distributed absent such deferral). In addition, if required in order to exempt the transaction from the provisions of Section 16(b) of the Exchange Act, any election by an Insider to take a greater amount in cash must be made during a Window Period and shall be subject to Committee approval.

     For the purpose of converting Performance Shares into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Share shall be the average of the Fair Market Values of Shares for the period of five (5) trading days ending on the valuation date. The valuation date shall be the first business day of the second month in the year of distribution (or the year it would have been distributed were it not deferred), except that in the case of distributions due to death or Disability, the valuation date shall be the first business day of the month in which the Committee determines the distribution. Performance Shares to be distributed in the form of Stock will be converted at the rate of one (1) Share of Stock per Performance Share.

     8.7 Termination of Employment Due to Death, Disability, or Retirement. If the Employment of a Participant shall terminate by reason of death or Disability, the Participant shall receive a lump sum payout of all outstanding Performance Units and Performance Shares calculated as if all unfinished Performance Periods had ended with 100% of the Performance Goals achieved, payable in the year following the date of termination of Employment. In the event of Retirement, the full Performance Units and Performance Shares shall be converted and distributed based on and subject to the achievement of the Performance Goals and in accordance with all other terms of the Award and this Plan.

     8.8 Termination of Employment for Other Reasons. If the Employment of a Participant shall terminate for other than a reason set forth in Section 8.7 (and other than for Cause), the number of Performance Units and Performance Shares to be converted and distributed shall be converted and distributed based upon the achievement of the Performance Goals and in accordance with all other terms of the Award and the Plan; however, the Participant may receive no more than a prorated payout of all Performance Units and Performance Shares, based on the portions of the respective Performance Periods that have been completed.

     8.9 Termination of Employment for Cause. In the event that a Participant's Employment shall be terminated by the Company for Cause, all Performance Units and Performance Shares shall be forfeited by the Participant to the Company.

     8.10 Nontransferability.  Performance Units and Performance
Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with the SBC Rules for Employee Beneficiary Designations.

Article 9. Beneficiary Designation

     In the event of the death of a Participant, distributions or Awards under this Plan, other than Restricted Stock, shall pass in accordance with the SBC Rules for Employee Beneficiary
Designations.

Article 10. Deferrals

     10.1 Deferrals. Unless otherwise provided by the Committee, a Participant may defer all or part of the Stock or cash to be received upon conversion and distribution of Performance Units or Performance Shares. In the event of the termination of Employment of a Participant prior to becoming eligible for Retirement, no deferrals under this Article shall be permitted and any previously deferred Performance Shares or Performance Units, and earnings thereon, shall be distributed as soon as administratively possible.

     10.2 Deferral of Performance Unit and Performance Share Distributions. Prior to the calendar year in which Performance Units or Performance Shares are to be distributed (or if deferred, prior to the calendar year the Awards would have been distributed), Participants may elect to defer the receipt of a Performance Unit or Performance Share distribution upon such terms as the Committee deems appropriate. Unless otherwise provided by the Committee, Participants may elect to defer receipt of all or part of a Performance Unit or Performance Share for distribution in a lump sum in February of any calendar year following the year in which the Awards would otherwise be distributed, or to be distributed in up to 15 annual installments (each installment shall be equal to the total Shares or cash in the Award divided by the number of remaining installments), payable each calendar year in the month determined by the Participant, beginning as soon as administratively possible after Retirement or in a later month in the calendar year of Retirement, or in the calendar year immediately thereafter.

     (a) Deferred amounts which would otherwise have been distributed in cash shall be credited to the Participant's account and shall bear interest from the date the Awards would otherwise have been paid. The interest will be credited quarterly to the account at the declared rate determined by the Company from time to time, which shall not be less than one-fourth of the annual Moody's Corporate Bond Yield Average-Monthly Average Corporates, as published by Moody's Investor Service, Inc., (or successor thereto) for the month of September before the calendar year in question.

     (b) Deferred amounts which would otherwise have been distributed in Shares by the Company shall be credited to the Participant's account as deferred Shares. The Participant's account shall also be credited on each dividend payment date for Shares with an amount equivalent to the dividend payable on the number of Shares equal to the number of deferred Shares in the Participant's account on the record date for such dividend. Such amount shall then be converted to a number of additional deferred Shares determined by dividing such amount by the price of Shares, as determined in the following sentence. The price of Shares related to any dividend payment date shall be the average of the Fair Market Values of Shares for the period of five (5) trading days ending on such dividend payment date, or the period of five (5) trading days immediately preceding such dividend payment date if the New York Stock Exchange is closed on the dividend payment date.

     (c) At any time during the calendar year prior to the calendar year during which an Award deferred under the provisions of this Article 10 is scheduled for distribution, a Participant may further defer the commencement of the distribution of such Award to a subsequent calendar year and upon such further deferral, change the number of installments applicable to the distribution of the Award. Amounts that are further deferred pursuant to this Article 10 shall continue to be subject to all provisions of this Plan including further distribution modifications as provided herein.

Article 11. Employee Matters

     11.1 Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or one of its Subsidiaries.

     11.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     11.3 Claims and Appeals. Any claim under the Plan by a Participant or anyone claiming through a Participant shall be presented to the Committee. Any person whose claim under the Plan has been denied may, within sixty (60) days after receipt of notice of denial, submit to the Committee, a written request for review of the decision denying the claim. The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

Article 12. Change in Control

     Upon the occurrence of a Change in Control:

     (a) Any and all Options granted hereunder immediately shall become vested and exercisable;

     (b) Any Restriction Periods and all restrictions imposed on Restricted Shares shall lapse and they shall immediately become fully vested;

     (c) The 100% Performance Goal for all Performance Units and Performance Shares relating to incomplete Performance Periods shall be deemed to have been fully achieved and shall be converted and distributed in accordance with all other terms of the Award and this Plan; provided, however, notwithstanding anything to the contrary in this Plan, no outstanding Performance Unit or Performance Share may be reduced.


Article 13. Amendment, Modification, and Termination

     13.1 Amendment, Modification, and Termination. The Board may at any time suspend or terminate the Plan in whole or in part; the Disinterested Committee may at any time and from time to time, alter or amend the Plan in whole or in part.

     13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 14. Withholding

     14.1 Tax Withholding. The Company shall deduct or withhold an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan ("Withholding Taxes").

     14.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, upon the distribution of Performance Shares in the form of Stock, or upon any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock having a Fair Market Value on the date the tax is to be determined in an amount equal to the Withholding Taxes on such Stock. Any fractional Share remaining after the withholding shall be withheld as additional Federal withholding.

     Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 6.7(b)(ii), herein, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

     Prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any
individual election or all such elections at any time.   In
addition, if required in order to exempt the transaction from the provisions of Section 16(b) of the Exchange Act, any such election by an Insider must be made during a Window Period and shall be subject to Committee approval.

Article 15. Successors

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 16. Legal Construction

     16.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     16.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     16.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     16.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to comply with a condition of Rule 16b-3 or its successors, it shall not apply to the Insiders or transactions thereby.

     16.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.




                   APPENDIX - Proxy Materials

                             (SBC LOGO) SBC Communications Inc.

Edward E. Whitacre, Jr.
Chairman and Chief Executive Officer

Dear Shareowner:

It is my pleasure to invite you to the 1996 Annual Meeting of Shareowners of SBC Communications Inc. The meeting will be held at 9:00 a.m. on Friday, April 26, 1996, at Alzafar Shrine Temple, 901 North Loop 1604 West, in San Antonio, Texas. Admission to the meeting will begin at 8:00 a.m. A map showing directions to the meeting site is shown on the reverse side of this admission ticket. If you plan to attend, please present this ticket for your admission to the meeting.

The enclosed Notice of 1996 Annual Meeting and Proxy Statement covers the formal business of the meeting, which includes four proposals: the election of four Directors, the ratification of the appointment of the independent auditors, approval of a proposal to increase the number of authorized shares, and approval of the SBC Communications Inc. 1996 Stock and Incentive Plan. Also during the meeting, management will address other corporate matters which may be of interest to you as a shareowner.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person, and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the attached proxy card as soon as possible. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supersede your proxy.

Sincerely,

/s/ Edward E. Whitacre, Jr.

Edward E. Whitacre, Jr.

March 12, 1996


 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

  (FACE OF PROXY CARD)

  Your Directors recommend a vote "FOR" the Director proposals 1, 2, 3, and 4.

1.Election of Directors

  For _____    Withhold Authority _____     Exception*_____

*Exception(s):__________________________________________

2.  Ratification of Independent Auditors
   For _____    Against _____     Abstain_____

3.  Increase Authorized Shares

   For _____    Against _____     Abstain_____

4.  1996 Stock and Incentive Plan

   For _____    Against _____     Abstain_____


To have your shares voted for all Director nominees mark the "For" box on item 1. To withhold authority to vote your shares for all nominees, mark the "Withhold Authority" box. If you do not wish your shares voted for a particular nominee, mark the "Exception" box and enter the name(s) of the exception(s) in the space provided.


If you have noted either an Address Change or Comments on the other side of this card, please mark here. _______

Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian guardian or corporate officer, please give full title.

DATE_________________________________
SIGNATURE(S):_____________________________

Votes MUST be indicated  (X) in Black or Blue ink.


Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed
Envelope.



                   (Reverse of Letter to Shareowners)

Two maps detailing the location of the Annual Meeting will appear on the reverse side of Mr. Whitacre's letter to shareowners:











                        Admission Ticket
                     SBC Communications Inc.
                  Annual Meeting of Shareowners
                         April 26, 1996
                      Alzafar Shrine Temple
                    901 North Loop 1604 West
                    San Antonio, Texas  78216



(REVERSE OF PROXY CARD)

(Logo) SBC Communications Inc.          PROXY/VOTING INSTRUCTION
CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING ON APRIL 26, 1996.


The undersigned hereby appoints Edward E. Whitacre, Jr., Ruben R. Cardenas, Tom C. Frost and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in SBC Communications Inc. at the Annual Meeting of Shareowners to be held on April 26, 1996, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to the directions indicated on the reverse side of this card. IF SPECIFIC VOTING DIRECTIONS ARE NOT GIVEN WITH RESPECT TO THE MATTERS TO BE ACTED UPON AND THE SIGNED CARD IS RETURNED, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. (If you have indicated any changes or voting exceptions in this paragraph, please mark the box for "Exceptions" on the reverse side of this card in order to expedite processing.)


The Board of Directors recommends a vote "FOR" each of the four
Director proposals listed on the reverse side of this card.

The nominees for the Board of Directors are James E. Barnes,
Haskell M. Monroe, Jr., Patricia P. Upton and
Edward E. Whitacre, Jr.

PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD AND RETURN PROMPTLY
TO P.O. BOX 1138, NEWARK, N.J. 07101-9758.  IF YOU DO NOT SIGN
AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT,
YOUR SHARES CANNOT BE VOTED.

This proxy card also provides voting instructions for shares held in the Dividend Reinvestment Plan and, if registrations are identical, for shares held in the Savings Plan, Savings and Security Plan, and PAYSOP, as described in the Proxy Statement.

                                        SBC COMMUNICATIONS INC.
                                        P.O. BOX 1138
                                        Newark, N.J.  07101-9758
General comments:



(If you have written in the above space, please mark the box for "Address Change/Comments" on the reverse side of this card so that your comments can be directed to the appropriate group for review.)
(Continued, and please sign on reverse side.)





(Logo) SBC Communications Inc.

ANNUAL MEETING OF SHAREOWNERS TO BE HELD APRIL 26, 1996.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Edward E. Whitacre, Jr., Ruben R. Cardenas, Tom C. Frost and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in SBC Communications Inc. at the Annual Meeting of Shareowners to be held on April 26, 1996, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to the directions indicated on the reverse side of this card. IF SPECIFIC VOTING DIRECTIONS ARE NOT GIVEN WITH RESPECT TO THE MATTERS TO BE ACTED UPON AND THE SIGNED CARD IS RETURNED, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote "FOR" each of the four
Director proposals listed on the reverse side of this card.

The nominees for the Board of Directors are:  James E. Barnes, Haskell
M. Monroe, Jr., Patricia P. Upton and Edward E. Whitacre, Jr.



                          (REVERSE SIDE OF CARD)

Directors recommend a vote "FOR" the Director proposals 1, 2, 3 and 4.
1. Election of All Nominees

   For _____    Withhold _____     Exception_____

If you do not wish your shares voted for a particular nominee, mark the "Exception" box and enter the name(s) of the exception(s) in the space provided
__________________________________________

2.  Ratification of Independent Auditors

   For _____    Against _____     Abstain_____

3.  Increase Number of Authorized Shares

   For _____    Against _____     Abstain_____

4.  1996 Stock and Incentive Plan

   For _____     Against _____    Abstain_____


DATE_______________________
SIGNATURE__________________
SIGNATURE__________________
IMPORTANT: Please sign your name(s) exactly as shown hereon.


PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY.